SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                               FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


   CITIZENS UTILITIES        CITIZENS UTILITIES         CITIZENS UTILITIES
        COMPANY                  CAPITAL L.P.                 TRUST
(Exact name of registrant (Exact name of registrant (Exact name of registrant
 as specified in charter)  as specified in           as specified in
                           certificate of limited    certificate of trust)
                           partnership)

        DELAWARE                 DELAWARE                    DELAWARE
(State of incorporation    (State of incorporation   (State of incorporation
 or organization)           or organization)          or organization)

       06-0619596               06-1441535                  06-6420665
(I.R.S. employer           (I.R.S. employer          (I.R.S. employer
identification number)      identification number)    identification number)

High Ridge Park                                                     06905
Stamford, CT                                                      (Zip Code)
(Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.[]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.[]

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                Name of each exchange on which
       to be registered                   each class is to be registered

  % Equity Providing Preferred Income
Convertible Securities (servicemark)
 ("EPPICS") (servicemark)                New York Stock Exchange

Convertible Preferred Securities Guarantee
with respect to EPPICS                         New York Stock Exchange

  % Partnership Preferred Securities*          New York Stock Exchange

Partnership Preferred Securities Guarantee
with respect to Partnership Preferred
Securities*                                    New York Stock Exchange

  % Convertible Subordinated Debentures*       New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                None
--------------------------------------------------------------------------
                           (Title of class)

*For listing purposes only, not for trading.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

  Item 1.  Description of Registrant's Securities to be Registered.
           --------------------------------------------------------

  The   % Equity Providing Preferred Income Convertible Securities (the
"Convertible Preferred Securities") of Citizens Utilities Trust (the "Trust"), a statutory business trust organized under the laws of the State of Delaware, registered hereby represent preferred undivided beneficial interests in the Trust and are guaranteed by Citizens Utilities Company, a Delaware corporation (the "Company"), to the extent set forth in the Form of Convertible Preferred Securities Guarantee Agreement, (the "Convertible Preferred Securities Guarantee"), which as been filed as Exhibit 4.8 to the Registration Statement on Form S-3 of the Company, Citizens Utilities Capital L.P. ("Citizens Capital") and the Trust (Registration Nos. 33-63615-00, 33-63615-01 and 33-63615-02) (the "Registration Statement"). The descriptions of the Convertible Preferred Securities and the Convertible Preferred Securities Guarantee are set forth in the Prospectus (as defined in Item 2 below), which is included in and forms part of the Registration Statement, and such descriptions are incorporated by reference herein.

  The   % Partnership Preferred Securities (the "Partnership Preferred
Securities") of Citizens Capital, a limited partnership organized under the laws of the State of Delaware, registered hereby represent limited partnership interests in Citizens Capital and are guaranteed by the Company to the extent set forth in the Form of Partnership Preferred Securities Guarantee Agreement (the "Partnership Guarantee"), which has been filed as
Exhibit 4.9 to the Registration Statement. The descriptions of the Partnership Preferred Securities and the Partnership Guarantee are set forth in the Prospectus, which is included in and forms part of the Registration Statement, and such descriptions are incorporated by reference herein.

  The   % Convertible Subordinated Debentures due 2036 (the "Convertible
Debentures") of the Company registered hereby are issued under an Indenture and First Supplemental Indenture of the Company with Chemical Bank. The Form of Indenture and Form of First Supplemental Indenture have been filed as Exhibits 4.3 and 4.4 to the Registration Statement. The description of the Convertible Debentures registered hereby is set forth in the Prospectus, which is included in and forms part of the Registration Statement, and such description is incorporated by reference herein.

Item 2.  Exhibits
         --------

2.1 Registration Statement on Form S-3, as amended, filed with the Securities and Exchange Commission on December 26, 1995, File Nos. 33-63615-00, 33-63615-01 and 33-63615-02.

2.2 Prospectus contained within the Registration Statement, along with any subsequent Prospectus (Preliminary or Final) pertaining to the offer and sale of the Convertible Preferred Securities, included within and forming a part of the Registration Statement (the "Prospectus") (incorporated herein by this reference to the Registration Statement).

2.3 Certificate of Trust dated October 13, 1995, of Citizens Utilities Trust (incorporated herein by this reference to Exhibit
          4.1 to the Registration Statement).

2.4 Form of Amended and Restated Declaration of Trust of Citizens Utilities Trust, as amended and restated (incorporated herein by this reference to Exhibit 4.2 to the Registration Statement).

2.5 Form of Indenture between Citizens Utilities Company and Chemical Bank, as trustee (incorporated herein by this reference to Exhibit 4.3 to the Registration Statement).

2.6 Form of First Supplemental Indenture between Citizens Utilities Company and Chemical Bank, as trustee, with regard to the issuance of the Convertible Debentures (incorporated herein by this reference to Exhibit 4.4 to the Registration Statement).

2.7 Form of Certificate of Limited Partnership of Citizens Utilities Capital L.P. (incorporated herein by this reference to Exhibit
          4.6 to the Registration Statement).

2.8 Form of Amended and Restated Limited Partnership Agreement of Citizens Utilities Capital L.P. (incorporated herein by this reference to Exhibit 4.7 to the Registration Statement).

2.9 Form of Convertible Preferred Securities Guarantee Agreement between Citizens Utilities Company and Chemical Bank, as guarantee trustee (incorporated herein by this reference to Exhibit 4.8 to the Registration Statement).

2.10 Form of Partnership Preferred Securities Guarantee Agreement between Citizens Utilities Company and Chemical Bank, as guarantee trustee (incorporated herein by this reference to Exhibit 4.9 to the Registration Statement).

2.11      Form of   % Convertible Debenture due      , 2036 (incorporated
          herein by this reference to Exhibit 4.5 to the Registration
          Statement).

2.12      Form of   % Convertible Preferred Security (incorporated herein
          by this reference to Exhibit 4.10 to the Registration Statement).

2.13      Form of   % Partnership Preferred Security (incorporated herein
          by this reference to Exhibit 4.11 to the Registration Statement).

                                   SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: December 27, 1995

                                          CITIZENS UTILITIES TRUST

                                          By: /s/ ROBERT J. DeSANTIS
                                             ------------------------------
                                             Robert J. DeSantis
                                             Regular Trustee


                                          By: /s/ EDWARD O. KIPPERMAN
                                             ------------------------------
                                             Edward O. Kipperman
                                             Regular Trustee


                                          CITIZENS UTILITIES CAPITAL L.P.


                                          By: CITIZENS UTILITIES COMPANY
                                              General Partner

                                              By: /s/ ROBERT J. DeSANTIS
                                                 ----------------------------
                                                 Robert J. DeSantis
                                                 Vice President and Treasurer


                                          CITIZENS UTILITIES COMPANY


                                          By: /s/ ROBERT J. DeSANTIS
                                             ---------------------------
                                             Robert J. DeSantis
                                             Vice President and Treasurer